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                                                                     EXHIBIT 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                         SHOPOFF PROPERTIES TRUST, INC.

     Shopoff Properties Trust, Inc., a Maryland corporation (the "Corporation") having its principal office at 8951 Research Drive, Irvine, California 92618, hereby certifies that:

     FIRST: The Corporation desires to amend and restate its charter (the "Charter") as currently in effect.

     SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:

                                      ***

                                   ARTICLE I

                                      NAME

   The name of the corporation (which is hereinafter called the "Corporation") is:

                         Shopoff Properties Trust, Inc.

                                   ARTICLE II

                                     PURPOSE

     The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code")), for which corporations may be organized under the Maryland General Corporation Law (the "MGCL") and the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE III

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
     The address of the principal office of the Corporation in the State of Maryland is c/o Harbor City Research, Inc., Suite 900, 201 North Charles Street, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in this State are: Harbor City Research, Inc., Suite 900, 201 North Charles Street, Baltimore, Maryland 21201.
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                                   ARTICLE IV

                                   DEFINITIONS

     As used in this Charter, the terms set forth below shall have the following respective meanings.

     "Acquisition Expenses" means any and all expenses incurred by the Corporation, the Advisor, the Operating Partnership, or any Affiliate thereof in connection with the servicing, selection evaluation, and acquisition of, and investment in, any Real Estate Asset or Real Estate Related Investment, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and other closing and miscellaneous expenses related to selection and acquisition of Real Estate Assets or Real Estate Related Investments, whether or not acquired, or made.
     "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person in connection with the identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making of or investing in, mortgage loans or other real estate investments. Excluded from the definition of Acquisition Fees shall be all Asset Management Fees, Construction Fees, Debt Financing Fees, Disposition Fees, Leasing Fees, and Property Management Fees.

     "Actual Ownership" is defined in Section 7.1.

     "Advisor" or "Advisors" means the Person or Persons, if any, appointed, employed or contracted with by the Corporation pursuant to Article IX hereof and responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Advisor subcontracts substantially all of such functions. The initial Advisor is Shopoff Advisors, L.P.

     "Advisory Agreement" means the advisory agreement between the Corporation, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

     "Affiliate" means, (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee, general partner or manager of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

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     "Affiliated Seller" means the Advisor, the Sponsor, a Director or any of their respective Affiliates.

     "Applicable Value" is defined in Section 7.1.

     "Asset Management Fee" means the fee paid to the Advisor for directing or performing the day-to-day business affairs of the Corporation. The Asset Management Fee shall be equal to one-twelfth of 2% of (i) the aggregate assets value for operating assets and (ii) the total Contract Price plus capitalized entitlement and project related costs for Real Estate Assets held for less than or equal to one year by Corporation, directly or indirectly, as of the last day of the preceding month other than a Real Estate Related Investment, and (iii) the Appraised Value as determined from time to time for Real Estate Assets held for greater than one year by the Corporation, directly or indirectly, as of the last day of the preceding month other than a Real Estate Related Investment and
(iv) the Appraised Value of the underlying property, for any Real Estate Related Investment held by the Corporation, directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by the Corporation for the purchase of the Real Estate Related Investment.

     "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Beneficial Ownership" is defined in Section 7.1.

     "Beneficiary" is defined in Section 7.1.

     "Broker-Dealer" means Shopoff Securities, Inc. or such other Person or entity selected by the Board of Directors to act as the sole broker-dealer for the offering of the Corporation's Common Stock. Shopoff Securities, Inc. is a member of the National Association of Securities Dealers, Inc.

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     "Bylaws" means the Bylaws of the Corporation, as amended from time to time.

     "Charter" means the charter of the Corporation, as amended, restated or supplemented from time to time.

     "Code" is defined in Article II.

     "Common Stock" is defined in Section 5.1.

     "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the Real Estate Asset.

     "Construction Fee" means a fee or other remuneration to be paid to the Advisor for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for a Real Estate Asset.

     "Contract Price" means the amount actually paid for a Real Estate Asset or allocated to the purchase, development, construction or improvement of a Real Estate Asset, exclusive of Acquisition Fees and Acquisition Expenses.

     "Control" means, with respect to a Person, the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     "Debt Financing Fee" means the fee that the Corporation shall pay the Advisor which shall equal 1% of the amount available under any loan or line of credit made available to the Corporation upon the Corporation's receipt of the proceeds from such loan or line of credit.


     "Director" means a member of the Corporation's Board of Directors as contemplated by ARTICLE VI.


     "Disposition Fee" means the fee that the Corporation shall pay, at the closing, to the Advisor or an Affiliate that provides a substantial amount of services (as determined by a majority of the Directors, including a majority of the Independent Directors). The Disposition Fee shall be equal to: (i) in the case of the sale of: (a) one-half of the Competitive Real Estate Commission paid up to 3% of the Contract Price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the Contract Price of each Real Estate Asset sold, and (ii) in the case of the sale of any Real Estate Related Investments, 3% of the sales price of such Real Estate Related Investments. Any Disposition Fee payable under the Advisory Agreement may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Corporation for each Real Estate Asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (1) 6% of the aggregate Contract Price of each Real Estate Asset or (2) the Competitive Real Estate Commission for each Real Estate Asset. The Corporation will pay the Disposition Fee for a property at the time the property is sold.

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     "Dividends" means any dividends or other distributions of money or other property paid by the Corporation to the Stockholders, including distributions that may constitute a return of capital for federal income tax purposes.


     "Excess Amount" is defined in Section 9.12.

     "Gross Proceeds" means the aggregate purchase price of all Common Stock sold for the account of the Corporation.

     "Incentive Fees" means, collectively, the Subordinated Incentive Fees Due Upon Listing, the Subordinated Participation in Net Sales Proceeds, and the Subordinated Performance Fee Due Upon Termination.

     "Indemnitee" is defined in Section 12.3(a).

     "Independent Director" means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor, the Sponsor or any of their Affiliates, (ii) employment by the Advisor, the Sponsor or any of their Affiliates, (iii) service as an officer, trust manager or director of the Advisor, the Sponsor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Corporation, (v) service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by the Sponsor, or (vi) maintenance of a material business or professional relationship with the Advisor, the Sponsor or any of their Affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent of either the Director's annual gross revenue, derived from all sources, during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Corporation.

     "Independent Expert" means a Person or entity with no material current or prior business or personal relationship with the Advisor or any of the Directors that is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

     "Initial Public Offering" means the offering and sale of the Corporation's Common Stock pursuant to the Corporation's first effective registration statement covering such Common Stock filed under the Securities Act.

     "Invested Capital" means, with respect to the Stockholders, as of any relevant date, an amount equal to the excess of (i) the aggregate amount of cash contributed or deemed contributed by the Corporation to the Operating Partnership from the gross proceeds of the issuance by the Corporation of Common Stock to the Stockholders, over (ii) the cumulative Dividends made by the Operating Partnership to the Corporation as of such date and distributed to the Stockholders.


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     "Leasing Fees" means fees for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in the area.

     "Leverage" means the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     "Listed" means approved for trading on the NYSE, AMEX, or the Nasdaq Stock Market, any successor to such entities or on any national securities exchange that has listing standards that the Securities and Exchange Commission determines by rule are substantially similar to the listing standards of the NYSE, AMEX or the Nasdaq Stock Market. The term "Listing" shall have the correlative meaning.

     "MGCL" is defined in Article II.

     "NASAA" means the North American Securities Administrators Association.

     "Net Assets" means the total assets of the Corporation (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly by the Corporation on a basis consistently applied.

     "Net Income" means for any period, the total revenues of the Corporation applicable to such period, less the total expenses of the Corporation applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, that Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Corporation's assets.

     "Non-Transfer Event" is defined in Section 7.1.


     "Operating Partnership" means Shopoff Partners, L.P., a Delaware limited partnership, and any successor thereof.

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     "OP Partnership Agreement" means the Agreement of Limited Partnership of the Operating Partnership, as the same may be amended from time to time.

     "OP Units" means Partnership Units (as such term may be defined in the OP Partnership Agreement from time to time) representing partner interests in the Operating Partnership.

     "Organizational and Offering Expenses" means any and all costs and expenses incurred by the Corporation, the Advisor or any Affiliate of either in connection with and in preparing the Corporation for registration of and subsequently offering and distributing its Common Stock to the public, which may include but are not limited to legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, telephone costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under federal and state laws, including accountants' and attorneys' fees and other accountable offering expenses. Organizational and Offering Expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor's employees or employees of the Advisor's Affiliates in connection with registering and marketing the Common Stock; (ii) direct expenses of the employees of the Broker-Dealer while preparing for the offering and marketing of the Common Stock; (iii) travel and entertainment expenses related to the offering and marketing of the Common Stock; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Common Stock including web site design and management.

     "Ownership Limit" is defined in Section 7.1.

     "Permitted Transferee" is defined in Section 7.1.

     "Person" means an individual, corporation, partnership, limited partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d) (3) of the Securities Exchange Act of 1934, as amended, and (for purposes of Article
VII) a group to which an Excepted Holder Limit applies.

     "Preferred Stock" is defined in Section 5.1.

     "Proceeding" is defined in Section 12.3(a).

     "Prohibited Owner" is defined in Section 7.1.

     "Property Management Fees" means fees in an amount equal to 3% of the gross revenues on a monthly basis generated from the rental income received from the managed properties.

     "Real Estate Assets" means unimproved and improved real property and real estate-related assets or any direct and indirect interest therein (including, without limitation, fee or

                                        6
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leasehold interests, options, leases, partnership and joint venture interests, equity and debt securities of entities that own real property, first or second mortgages on real property, mezzanine loans directly or indirectly secured by real property, and other contractual rights in real estate).

     "Real Estate Related Investments" means mortgage loans secured by, or preferred equity investments in entities that own, real property (including first or second mortgages on real property and mezzanine loans directly or indirectly secured by real property).

     "REIT" means a "real estate investment trust" as defined in Section 856 of the Code and applicable Treasury Regulations.

     "REIT Requirements" means the requirements for qualification as a REIT under the Code and the Treasury Regulations.

     "Restriction Termination Date" is defined in Section 7.1.

     "Roll-up Entity" means a Person that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

     "Roll-up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity. Such term does not include:
(i) a transaction involving securities of the Corporation that have been Listed for at least 12 months; or (ii) a transaction involving the conversion of the Corporation into a limited liability company, trust or other association not involving a merger, consolidation or other acquisition or business combination of the Corporation with, into or by another Person, if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Corporation, compensation to the Advisor or the Sponsor or the investment objectives of the Corporation.



     "Securities" means the Shares or any other stock or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Separate Trust" is defined in Section 7.1.

     "Shares" means shares of the Corporation's Common Stock and Preferred
Stock.

     "Shares-in-Trust" means the Shares designated as shares-in-trust and automatically transferred to a Separate Trust pursuant to Section 7.3.

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


     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. Not included is any Person whose only relationship with the Corporation is that of an independent property manager of Corporation assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person also may be deemed a Sponsor of the Corporation by:

     (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;

     (ii) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

     (iii) having a substantial number of relationships and contacts with the Corporation;

     (iv) possessing significant rights to control Corporation properties;

     (v) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the Corporation's industry; or

     (vi) providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

     "Stockholder List" is defined in Section 8.6(a).

     "Stockholders" means the holders of record of Shares maintained in the Corporation's books and records.

     "Subordinated Incentive Fee Due Upon Listing" means, the fee payable to the Advisor under certain circumstances if the Common Stock is Listed, in an amount equal to 50% of the excess market value if the holders of Common Stock have received cumulative Dividends equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis. The Corporation shall have the option to pay such fee in the form of cash, Common Stock, a promissory note or any combination of the foregoing. The form of payment shall be as approved by the Board of Directors. In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor, thereafter, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Participation in Net Sales Proceeds.

     "Subordinated Participation in Net Sales Proceeds" means a fee payable to the Advisor that shall be equal to 50% of the balance of Net Sales Proceeds, if any, remaining after the holders of Common Stock have received cumulative Dividends equal to 100% of the Invested Capital, plus an amount equal to a 10% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis.

     "Subordinated Performance Fee Due Upon Termination" means a fee payable to the Advisor upon the termination of the Advisory Agreement, such performance fee shall equal 50% of the excess market value or 50% of the excess net appraised value, whichever is greater, if the holders of Common Stock have received cumulative Dividends equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis.

     "Total Operating Expenses" means all direct and indirect costs and expenses incurred by the Corporation, the Operating Partnership, the Advisor, or any of their respective Affiliates, as determined under generally accepted accounting principles, which in any way are related to the operation of the Corporation or to Corporation business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Common Stock,
(ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as asset management fees, the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of "Total Operating Expenses" is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Corporation which is not a Total Operating Expense under the NASAA REIT Guidelines shall not be treated as a Total Operating Expense for purposes hereof.

     "Transfer" is defined in Section 7.1.

     "Treasury Regulations" means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     "2%/25% Guidelines" is defined in Section 9.12.

     "Trustee" is defined in Section 7.1.

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

                                    ARTICLE V

                                      STOCK

     Section 5.1 The total number of shares of stock of all classes and series which the Corporation has authority to issue is 200,000,000 shares of stock (par value $0.01 per share), amounting in aggregate par value to $2,000,000. One Hundred Eighty Million (180,000,000) of such shares are initially classified as "Common Stock" and Twenty Million (20,000,000) of such shares are initially classified as "Preferred Stock". The Board of Directors may classify and reclassify any unissued shares of stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the class and series designations of Shares or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such Shares. The Board of Directors, with the approval of a majority of the entire board and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue. The shares of stock of the Corporation shall be non-assessable by the Corporation.

     Section 5.2 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

          (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

          (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

     Section 5.3 Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

          (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

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

          (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

          (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

     Section 5.4 For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     Section 5.5 (a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Stockholder in the Corporation, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective

Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time: (i) that such individual (or, in the case of a fiduciary account, that the fiduciary, the beneficiary, the account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or (ii) that such individual (or, in the case of a fiduciary account, that the fiduciary, the beneficiary, the account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

          (b) The Corporation shall require the Sponsor or any other Person selling Shares on behalf of the Corporation to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or any other Person selling Shares on behalf of the Corporation shall ascertain that the prospective Stockholder:

               (i) meets the minimum income and net worth standards set forth in
     Section 5.5(a);

               (ii) can reasonably benefit from an investment in the Corporation based on the prospective Stockholder's overall investment objectives and portfolio structure;

               (iii) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and

               (iv) has apparent understanding of: (A) the fundamental risks of the investment; (B) the risk that the Stockholder may lose the entire investment; (C) the lack of liquidity of the Shares; (D) the restrictions on transferability of the Shares; (E) the background and qualifications of the Sponsor and the Advisor; and (F) the tax consequences of the investment.

          The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall make this determination on the basis of information or representations it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors. The Sponsor or any other Person selling Shares on behalf of the Corporation shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or any other Person selling Shares on behalf of the Corporation shall maintain these records or copies of representations made for at least six years.

          (c) Subject to certain individual state requirements or higher standards established by the Board of Directors from time to time, no Stockholder will be permitted to make an initial investment in the Corporation by purchasing less than 2,000 shares.

     Section 5.6 Initial Investment of the Sponsor. Before the initial public offering of the Corporation, the Sponsor shall have purchased 21,100 shares of Common Stock. The Sponsor or any such Affiliate may not sell the interest in the Corporation acquired with its this initial investment while the Sponsor remains a Sponsor but may transfer the interest in the Corporation acquired with this initial investment to its Affiliates. Such Affiliates will be subject to the restrictions on transfer in the preceding sentence while the Sponsor remains a Sponsor.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     Section 6.1 (a) The number of Directors shall be nine. The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, and may be increased or decreased from time to time in the manner prescribed in the Bylaws; provided, however, that the number of Directors shall never be fewer than three nor more than fifteen. The directors (except for the directors elected by the holders of any one or more class or series of Preferred Stock of the Corporation shall be divided into five classes as follows:

               (i) The term of office of Class I shall be until the 2008 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for five years and until their successors shall be elected and have qualified;

               (ii) the term of office of Class II shall be until the 2009 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for five years and until their successors shall be elected and have qualified;

               (iii) the term of office of Class III shall be until the 2010 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for five years and until their successors shall be elected and have qualified;

               (iv) the term of office of Class IV shall be until the 2011 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for five years and until their successors shall be elected and have qualified; and

               (v) the term of office of Class V shall be until the 2012 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for five years and until their successors shall be elected and have qualified.

          (b) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

          (c) The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

               (i)   The following persons shall serve as Class I directors:
                     Kevin M. Bridges and Melanie Barnes

               (ii)  The following persons shall serve as Class II directors:
                     Glenn Patterson and Patrick Meyer

               (iii) The following persons shall serve as Class III directors:
                     Diane Kennedy and Stuart McManus

               (iv)  The following persons shall serve as Class IV directors:
                     Edward Fitzpatrick and Jeffrey W. Shopoff

               (v)   The following person shall serve as Class V director:
                     William A. Shopoff

          (d) At such time as the Corporation has three independent directors and the Corporation has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, the Corporation elects to be subject to the provisions of 3-804(c) of the MGCL which provides that (1) any vacancy created by an increase in the size of the board of directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and (2) any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

          (e) Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article SEVENTH or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by applicable law, whenever the holders of any one or more class or series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the

Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

          (f) Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation entitled, voting as a class, to elect or remove one or more directors of the Corporation, any director, or the entire Board of Directors, may be removed from office at any time by a majority of the holders of the then outstanding shares, without the necessity for concurrence by the Board of Directors.

          (g) A majority of the directors shall be independent directors.

     Section 6.2 Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that each committee consists solely of Independent Directors. The initial committees are the audit committee, the compensation committee and the nominating and governance committee.

     Section 6.3 The Directors serve in a fiduciary capacity to the Corporation and the Stockholders and have a fiduciary duty to supervise the relationship between the Corporation and the Advisor.

     Section 6.4 In determining what is in the best interests of the Corporation, including, but not limited to, a transaction involving a change of control of the Corporation, a Director shall consider the interests of the Stockholders and, in his or her sole and absolute discretion, may consider any other factors, interests, or effects allowed by the MGCL or other applicable law.

     Section 6.5 A majority of Independent Directors must approve all applicable matters to which this Section 6.5, Sections 5.2(c), 8.2, Article IX, 10.2, 10.3, 10.4(f), 10.4(m), and Articles XI and XII apply.

     Section 6.6 The Independent Directors shall nominate replacements for vacancies amongst the Independent Directors.

     Section 6.7 A director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the independent directors shall have three years of relevant real estate experience.

                                   ARTICLE VII

                     RESTRICTIONS ON TRANSFER AND OWNERSHIP

     Section 7.1. Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

          "Applicable Value" shall mean, as of any date, with respect to each Share, the fair value of such Share, as determined in good faith by the Board of Directors.

          "Actual Ownership" shall mean ownership of Shares by a Person who would own such Shares either directly as the record owner or indirectly through a nominee, custodial or similar arrangement; provided that such Person shall be treated as the Actual Owner of such shares only if such Person would be required (ignoring for this purpose any special tax status of such Person, e.g., as a tax-exempt organization) to include in gross income for U.S. federal income tax purposes the distributions received with respect to such shares. In any case, Actual Ownership shall be determined without taking into account any attribution rules or constructive ownership rules under the Code. The terms "Actual Owner," "Actually Owns," and "Actually Owned" shall have correlative meanings.

          "Beneficial Ownership" shall mean, with respect to any Person, ownership of Shares equal to the sum of (i) the Shares Actually Owned by such Person and (ii) the Shares indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          "Beneficiary" shall mean, with respect to any Separate Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Separate Trust, in accordance with the provisions of
Section 7.12(a).

          "Non-Transfer Event" shall mean any event other than a purported Transfer that would cause (i) any Person to Beneficially Own Shares of any class in excess of the Ownership Limit, (ii) the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, and/or (iii) the Corporation to otherwise fail to qualify as a REIT (other than as a result of a violation of the "100-shareholder" requirement of Section 856(a) (5) of the Code), in each case including, but not limited to (x) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (y) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, or (z) changes in the ultimate direct or indirect ownership of any Person that is a record owner of Shares.

          "Ownership Limit" shall mean the limit which provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of (1) the value of outstanding shares of the Corporation's capital stock; or (2) the value or number (whichever is more restrictive) of outstanding shares of the Corporation's common stock.

          "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.12(e) hereof.

          "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 7.3, would own record title to Shares.

          "Restriction Termination Date" shall mean the first day after which
(i) the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to qualify as a REIT and (ii) the Stockholders affirmatively vote to revoke the Corporation's election to be taxed as a REIT.

          "Separate Trust" shall mean any separate trust created pursuant to
Section 7.3 and administered in accordance with the terms of Section 7.12, for the exclusive benefit of any Beneficiary.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

          "Trustee" shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Separate Trust, or any successor trustee thereof.

     Section 7.2. Restrictions on Ownership and Transfers.

          (a) From the date of the Initial Public Offering and prior to the Restriction Termination Date, except as provided in Section 7.9, (i) no Person shall Beneficially Own outstanding Shares of any class in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning Shares of any class in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess Shares.

          (b) Notwithstanding any other provision herein, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being Actually Owned by fewer than 100 Persons shall be void ab initio in its entirety; and the intended transferee shall acquire no rights in any of such Shares intended to be Transferred.

          (c) Notwithstanding any other provision herein, any Transfer of Shares that, if effective on or after the date of the Initial Public Offering and prior to the Restriction Termination Date, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Shares that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess Shares.

          (d) Notwithstanding any other provision herein, any Transfer of Shares that, if effective on or after the date of the Initial Public Offering and prior to the Restriction Termination Date, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of Shares in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess Shares.

          (e) Notwithstanding any other provision herein, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would cause the Corporation to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of the Corporation's real property under the federal income tax laws shall be void ab initio in its entirety; and the intended transferee shall acquire no rights in such excess Shares.

          (f) Notwithstanding any other provision herein, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Shares, before the Shares constitute a class of "publicly-offered securities," that, if effective, would result in 25% or more of the Shares being owned by ERISA investors, shall be void ab initio as to the Transfer of that number of Shares in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess Shares.

     Section 7.3. Transfer in Trust.

          (a) If, notwithstanding the other provisions contained in this Article VII, at any time on or after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own Shares of any class in excess of the Ownership Limit, then, (i) except as otherwise provided in Section 7.9, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Shares Actually or Beneficially Owned by such Actual or Beneficial Owner shall cease to own any right or interest) in such number of Shares that would cause such result, and (ii) such number of Shares in excess of, as applicable, the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 7.12, transferred automatically and by operation of law to a Separate Trust to be held in accordance with that
Section 7.12. Such transfer to a Separate Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

          (b) If, notwithstanding the other provisions contained in this Article VII, there is a purported Transfer or Non-Transfer Event that, if effective at any time on or after the date of the Initial Public Offering and prior to the Restriction Termination Date, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a) (5) of the Code), then (i) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Shares, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a) (5) of the Code); and (ii) such number of Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.12, transferred automatically and by operation of law to the Separate Trust to be held in accordance with that
Section 7.12. Such transfer to a Separate Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

     Section 7.4. Remedies For Breach. If the Corporation or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of Section 7.2, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

     Section 7.5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of Section 7.2, or any Person who owned Shares that were transferred to a Separate Trust pursuant to the provisions of
Section 7.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

     Section 7.6. Owners Required to Provide Information. Prior to the Restriction Termination Date:

          (a) Every record owner of five percent (5%) or more, or such lower percentage as may be required pursuant to the Code or the regulations thereunder, of the outstanding Shares shall within 30 days after January 1 of each year give written notice to the Corporation stating the name and address of such record owner, the Actual Owners of such Shares, and such additional information regarding the Beneficial Owners of such Shares as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          (b) Each Person who is a Beneficial Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for an Actual or Beneficial Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

     Section 7.7. Remedies Not Limited. Nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

     Section 7.8. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in
Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation, based on the facts known to it.

     Section 7.9. Exception. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt from the operation of Section 7.2 certain specified Shares proposed to be Beneficially Owned by a Person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such Beneficial Ownership of the specified shares will not prevent the continued qualification of the Corporation as a REIT under the Code and the regulations thereunder. The Board of Directors may, but shall not be required to, condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service, or such other assurances as the Board of Directors may deem to be satisfactory.

     Section 7.10. Notice to Stockholders upon Issuance or Transfer. Upon issuance or transfer of Shares, the Corporation shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

          The Shares issued or transferred are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time Beneficially Own any class of Shares in excess of 9.8% of the total number of Shares of such class outstanding at any time. No Person may own Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT. Any Person who attempts to acquire or own Shares in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the Shares represented hereby will be transferred automatically and by operation of law to a Separate Trust and shall be designated Shares-In-Trust. In addition, no transfer of any class of Shares shall be effective if such transfer would result in the Corporation's outstanding Shares being Actually Owned by fewer than 100 Persons. Certain terms in this notice have meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on Transfer, will be sent without charge to each Stockholder who so requests."

     Section 7.11. Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 7.12. Shares-in-Trust.

          (a) Ownership in Trust. Any Shares transferred to a Separate Trust and designated Shares-in-Trust pursuant to Section 7.3 shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Separate Trust within five (5) days after discovery of the existence thereof. Any transfer to a Separate Trust, and subsequent designation of Shares as Shares-in-Trust, pursuant to Section 7.3 shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Separate Trust. Shares-in-Trust shall remain issued and outstanding Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of
Section 7.12(e), such Shares-in Trust shall cease to be designated as Shares-in-Trust.

          (b) Rights to Distributions. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all distributions as may be declared by the Board of Directors of the Corporation on such Shares and shall hold such distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any distributions received by it that (i) are attributable to any Shares designated Shares-in-Trust and (ii) the record date of which is on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future distributions payable on Shares held by a Person who, but for the provisions of Section 7.3, would receive the distributions with respect to the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the distributions so received or withheld, as the case may be.

          (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Shares of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class and series of Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided that, the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 7.12(c) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Shares and which Transfer resulted in the transfer of the shares to the Separate Trust, the price per share, if any, such Prohibited Owner paid for the Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Separate Trust, the price per share equal to the Applicable Value on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Separate Trust shall be distributed to the Beneficiary.

          (d) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Shares prior to the discovery by the Corporation that the Shares are Shares-in-Trust shall, subject to applicable law and only to the extent that no Person other than the Corporation and/or the Prohibited Owner are materially and adversely affected, be rescinded and shall be void ab initio with respect to such Shares-in-Trust, and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Separate Trust of the Shares under Section 7.3, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

          (e) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Applicable Value of the Shares-in-Trust, the Trustee shall designate any Person as a Permitted Transferee; provided that,
(i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Separate Trust and the redesignation of such Shares so acquired as Shares-in-Trust under Section 7.3. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this paragraph, the Trustee of a Separate Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Shares; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 7.12(f).

          (f) Compensation to Record Holder of Shares that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 7.12(e) of this Article VII) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Shares and which Transfer resulted in the transfer of the shares to the Separate Trust, the price per share, if any, such Prohibited Owner paid for the Shares, or

(b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Separate Trust, the price per share equal to the Applicable Value on the date of such Non-Transfer Event or Transfer, and
(ii) the price per share received by the Trustee of the Separate Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 7.12(e). Any amounts received by the Trustee in respect of such Shares-in-Trust in excess of such amounts to be paid to the Prohibited Owner pursuant to this
Section 7.12(f) shall be distributed to the Beneficiary in accordance with the provisions of Section 7.12(e). Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Separate Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.12 by, such Trustee or the Separate Trust.

          (g) Purchase Right in Share-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Applicable Value at the time of such devise, gift or Non-Transfer Event) and (ii) the Applicable Value on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to
Section 7.5.

                                  ARTICLE VIII

                                  STOCKHOLDERS

     Section 8.1 Meetings.

          (a) Annual Meetings. An annual meeting of Stockholders will be held each year, at least 30 days after the delivery of the annual report, upon reasonable notice, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The Board of Directors shall take reasonable steps to ensure that the annual meeting is held.

          (b) Special Meetings. Special meetings of the Stockholders may be called in the manner provided in the bylaws, including by the president or a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Charter), and shall be called by the president of the Corporation upon the written request of Stockholders holding in the aggregate at least ten percent (10%) of the outstanding shares entitled to be cast at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Corporation shall provide to all Stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date no less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors.

          (c) All Meetings. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each share owned of record on the applicable record date. The presence in person or by proxy of a majority of the outstanding shares entitled to be cast at the meeting constitutes a quorum, and the majority of all the votes cast at the meeting by the Stockholders is sufficient to approve any matter which properly comes before the meeting.

     Section 8.2 Extraordinary Actions. Except as otherwise expressly provided in the Corporation's Charter and notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any Stockholder action shall be effective and valid if approved by the affirmative vote of holders of Shares representing a majority of all the Shares entitled to vote on the matter; provided, however, that any such transaction involving an Affiliate of the Corporation or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

     Section 8.3 Action By Stockholders Without a Meeting. Actions required or permitted to be taken by the Stockholders may be taken without a meeting of the Stockholders only by unanimous written consent, except to the extent that the rights of any class or series of shares of Preferred Stock permit actions by the holders of such shares of Preferred Stock by written consent.

     Section 8.4 Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, Directors other than Independent Directors or any of their respective Affiliates, neither the Advisor, such non-Independent Directors, nor any of their respective Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor (to the extent that the Stockholders are permitted to vote on such matter under to the Advisory Agreement), any non-Independent Director or any transaction between the Corporation and the Advisor, any non-Independent Director or any of their respective Affiliates. With respect to Shares owned by any Independent Director, such Independent Director (or any of his or her Affiliates) may not vote or consent on matters submitted to the Stockholders regarding the removal of such Independent Director or any transaction between the Corporation and such Director (or any of his or her Affiliates). In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, any Director and any of their respective Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

     Section 8.5 Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted reasonable access to all corporate records of the Corporation at and during reasonable times, and may inspect and copy any of them. Inspection of the Corporation's books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

     Section 8.6 Access to Stockholder List.

          (a) An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Corporation, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Corporation upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any Stockholder so requesting within ten days of the receipt by the Corporation of the request. The copy of the Stockholder List mailed to the requesting Stockholder shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Corporation may impose a reasonable charge on the requesting Stockholder for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholder's voting rights, and the exercise of Stockholder rights under federal proxy laws.

          (b) If the Advisor or the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and such Directors shall be liable to any Stockholder requesting the list for the costs, including attorney's fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or for the purpose of using the Stockholder List for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation. The Corporation may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Corporation. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to Stockholders under federal law, or the laws of any state.

     Section 8.7 Reports. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Corporation shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly-held Securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the date of the initial public offering of the Shares. Such annual report shall include: (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties in connection with the operation of the Corporation by such third parties; (d) the Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Stockholders and the basis for such determination; (f) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions between the Corporation and one or more Directors, the Advisor, the Sponsor or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (g) all Dividends paid to the Stockholders for the period.

                                   ARTICLE IX

                                     ADVISOR

     Section 9.1 Appointment of Advisor. The Board of Directors is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board of Directors is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any director) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Directors may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.

     Section 9.2 Supervision of the Advisor. The Board of Directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors, including a majority of the Independent Directors, shall determine at least annually that the expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors, including a majority of the Independent Directors, shall determine from time to time and at least annually that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The Board of Directors, including a majority of the Independent Directors, shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Corporation's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the Corporation's portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
(g) the quality of the Corporation's portfolio relative to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the Board of Directors. The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

     Section 9.3 Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Corporation and its stockholders.

     Section 9.4 Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.

     Section 9.5 Asset Management Fee. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation may pay the Advisor the Asset Management Fee.

     Section 9.6 Construction Fee. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation may pay the Advisor the Construction Fee.

     Section 9.7 Debt Financing Fee. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation may pay the Advisor the Debt Financing Fee.

     Section 9.8 Disposition Fee. If the Advisor or its Affiliates provide a substantial amount of the services, as determined by a majority of the Directors, including a majority of the Independent Directors, in the effort to sell any Real Estate Assets or Real Estate Related Investments of the Corporation, that Person may receive the Disposition Fee.

     Section 9.9 Incentive Fees. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation may pay the Advisor the Incentive Fees.

     Section 9.10 Organizational and Offering Expenses Limitation. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation shall reimburse the Advisor and its Affiliates for Organizational and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organizational and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of the offering.

     Section 9.11. Limitation on Acquisition Fees and Acquisition Expenses. The total of all Acquisition Fees and Acquisition Expenses in connection with the purchase of a Real Estate Asset or Real Estate Related Investment shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price, or in the case of a mortgage or preferred equity investment, 6% of the funds advanced; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

     Section 9.12 Reimbursement for Total Operating Expenses. Unless otherwise provided in any resolutions adopted by the Board of Directors, the Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however, that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such years. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an "Excess Amount") is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended that the Independent Directors concludes was justified and reimbursable to the Advisor, there shall be sent to the Common Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.

                                    ARTICLE X

                      INVESTMENT OBJECTIVES AND LIMITATIONS

     Section 10.1. Investment Objectives and Policies. The Corporation's primary investment objectives are: (a) to preserve, protect and return the invested capital of the Stockholders; (b) to realize capital appreciation upon the sale of the Real Estate Assets; (c) to provide periodic dividends; and (d) to provide Stockholders with liquidity of their investment by Listing the shares within ten
(10) years or if Listing does not occur within ten years following the commencement of the Initial Public Offering, by selling the Real Estate Assets and distributing the cash to the Stockholders. The sheltering from tax of income from other sources is not an objective of the Corporation. Subject to the restrictions set forth herein, the Board of Directors shall cause the Corporation to take all actions necessary or desirable (in the sole and absolute discretion of the Board of Directors) to allow the Corporation to continue to meet the REIT Requirements; provided, however, no Director, officer, employee or agent of the Corporation, including the Advisor, shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 12.3. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out.

     Section 10.2. Review of Objectives. The Independent Directors shall review the investment and borrowing policies of the Corporation with sufficient frequency and at least annually to determine that the policies being followed by the Corporation at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

     Section 10.3. Certain Permitted Investments. Subject to any limitations in
Section 10.4 and Article XI, the Corporation may invest in:

          (a) Real Estate Assets;

          (b) short-term investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized short-term investments as determined by the Board of Directors;

          (c) mortgage loans and mortgage securities, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable to the Corporation; and

          (d) joint ventures with the Sponsor, the Advisor, one or more Directors or any Affiliate of any such Person, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction (i) approve such investment as being fair and reasonable to the Corporation, and (ii) determine that the investment by the Corporation and other third party investors making a comparable investment in the joint venture are on substantially the same terms and conditions.

     Section 10.4. Investment Limitations. In addition to other investment restrictions imposed by the Board of Directors from time to time, consistent with the Corporation's objective of qualifying as a REIT, the following limitations shall apply to the Corporation's investments and to the conduct of the Corporation's business:

          (a) The Corporation shall not invest in commodities or commodity futures contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation's ordinary business of investing in Real Estate Assets and mortgages.

          (b) The Corporation shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, Sponsor or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Expert selected by the Independent Directors. Such appraisal shall be maintained in the Corporation's records for at least five years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

          (c) The Corporation shall not make or invest in mortgage loans, including construction loans, on any one Real Estate Asset if the aggregate amount of all mortgage loans outstanding on the Real Estate Asset, including the loans of the Corporation, would exceed an amount equal to 80% of the appraised value of the Real Estate Asset as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Real Estate Asset, including the loans of the Corporation" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Real Estate Asset), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

          (d) The Corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or any of their respective Affiliates.

          (e) The Corporation shall not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to any lien for other indebtedness ("Senior Debt"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 80% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Corporation (as shown on the books of the Corporation in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Corporation's Net Assets.

          (f) The aggregate Leverage of the Corporation shall be reasonable in relation to the Net Assets of the Corporation and shall be reviewed by the Board of Directors at least quarterly. The Corporation shall not incur (or enter into an agreement to incur) indebtedness if the incurrence thereof would cause the Corporation's Leverage to exceed 100% of the aggregate value of the Real Estate Assets unless approved by the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Corporation; provided, that Leverage on individual Real Estate Assets may exceed such limit.

          (g) The Corporation shall not underwrite the Securities of other issuers. In addition, except for investments in Real Estate Assets and short-term investments of the type described in Section 10.3(b), the Corporation shall not invest in Securities of other issuers other than the Operating Partnership, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable. In addition, the Corporation shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Corporation's Charter.

          (h) The Corporation shall not issue (A) equity securities redeemable solely at the option of the holder; (B) non-voting or assessable securities; or
(C) options, warrants, or similar evidences of a right to buy the Corporation's securities (collectively, "Options") unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers or employees of the Corporation, the Sponsor or the Advisor. Options may not be issued to the Advisor, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public, when applicable. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant of any such Options. The voting rights per share of Shares (other than publicly held shares of Common Stock) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of the publicly held shares of Common Stock as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly offered shares of Common Stock.

          (i) The consideration paid for real property acquired by the Corporation shall be based on the fair market value of the property as determined by a majority of the Directors. If any Real Estate Asset is acquired from an Affiliated Seller, or if a majority of the Independent Directors determine that a third-party appraisal is necessary to determine the fair market value of any other Real Estate Asset to be acquired by the Corporation, the Corporation shall engage an Independent Expert selected by the Independent Directors to determine the fair market value of such Real Estate Asset.

          (j) The Corporation shall not operate so as to be classified as an "investment company" under the Investment Corporation Act of 1940, as amended.

          (k) The Corporation shall not issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

          (l) The Corporation shall not issue Shares on a deferred payment basis or under similar arrangements.

          (m) The Corporation shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable.

          (n) The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.


                                   ARTICLE XI

                              CONFLICTS OF INTEREST

     Section 11.1 Sales and Leases to the Corporation. The Corporation may purchase or lease a property or properties from the Sponsor, the Advisor, a director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the property to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to the Corporation exceed its current appraised value.

     Section 11.2 Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, director or Affiliate thereof may purchase or lease properties from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

     Section 11.3 Other Transactions.

          (a) No goods or services will be provided by the Advisor or its Affiliates to the Corporation unless a majority of the Directors (including a majority of the Independent Directors not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

          (b) The Corporation shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof except loans to wholly owned subsidiaries of the Corporation. The Sponsor, Advisor, directors and any Affiliates thereof shall not make loans to the Corporation, or to joint ventures in which the Corporation is a co-venturer, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such

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

transaction as fair, competitive and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties.

                                   ARTICLE XII

                      LIABILITY LIMITATION, INDEMNIFICATION

     Section 12.1. Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Corporation by reason of being a Stockholder.
     Section 12.2. Limitation of Liability of Directors and Officers. Subject to the limitations imposed by Maryland law in effect from time to time, no director of officer of the Corporation shall be liable to the Corporation or the Stockholders for money damages. Neither the amendment or repeal of this Section 12.2, nor the adoption or amendment of any other provision of the Corporation's Charter or the Bylaws inconsistent with this Section 12.2 shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or omission that occurred prior to such amendment, repeal or adoption.
     Section 12.3. Indemnification.

          (a) Definitions. In this Section 12.3:

               (i) " Indemnitee" means (1) any present or former Director or officer of the Corporation, (2) any person who while serving in any of the capacities referred to in clause (1) hereof served at the Corporation's request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (3) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clauses (1) or (2) hereof, and (4) the Advisor and any Affiliate of the Advisor.

               (ii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
          (b) Indemnification. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 12.3(a)(i), subject to the limitations imposed by the MGCL as the same exists

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

or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereinafter in effect, provided that the Corporation shall not indemnify or hold harmless the Indemnitee if: (1) in the case of any Indemnitee other than an Independent Director, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (2) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Notwithstanding anything to the contrary in this
Section 12.3, prior to any Listing:

               (i) the Corporation will not indemnify any Indemnitee unless (A) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Corporation, and (B) the Indemnitee was acting on behalf of the Corporation or performing services for the Corporation; and

               (ii) the Corporation will not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (A) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, (B) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or (C) a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Corporation and no portion may be recoverable from the Stockholders. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

          (c) Advancement of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a Proceeding if all of the following conditions are satisfied: (a) the Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by this Section 12.3, (c) either (i) the Proceeding was initiated by a third party who is not a Stockholder, or (ii) if the Proceeding was initiated by a Stockholder, either the initiating Stockholder was acting in his or her capacity as such and the advancement was approved by a court of competent jurisdiction, and (d) the Indemnitee provides the Corporation with a written undertaking to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of

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

expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

                                  ARTICLE XIII

                                   AMENDMENTS

     Section 13.1 Amendment. Subject to the terms of the Corporation's Charter, the Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law. All rights and powers conferred by the Corporation's Charter on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in the Corporation's Charter, and to the extent otherwise permitted by MGCL, any amendment to the Corporation's Charter shall be valid only if approved by a majority of the holders of the then outstanding shares, without the necessity for concurrence by the Board of Directors; provided, however, that no amendment to ARTICLE VI,
Section 6.1(f) of the Charter may be made unless approved by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

                                   ARTICLE XIV

                           EXTRAORDINARY TRANSACTIONS

     Section 14.1 Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to:

          (a) merge the Corporation into another entity or otherwise cause a reorganization of the Corporation;

          (b) consolidate the Corporation with one or more other entities into a new entity;

          (c) sell or otherwise dispose of all or substantially all of the Corporation's assets other than in the ordinary course of the Corporation's business or in connection with liquidation or dissolution; or

          (d) dissolve or liquidate the Corporation other than before the initial investment in property;

provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter, except for those transactions described in Section 14.1(d), which may be approved by a majority of the holders of the then-outstanding shares, without the necessity for concurrence by the Board of Directors. Any such transaction, involving an Affiliate of the Corporation or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties. For purposes of this Section 14.1, the term "reorganization" means a reorganization of the Corporation of the type that would require an amendment to the Corporation's Charter (other than an amendment that would not require shareholder approval pursuant to Article XIII hereof).

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

     Section 14.2 Roll-Up Transactions.

          (a) In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation's assets shall be obtained from an Independent Expert. The Corporation's assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Corporation's assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Corporation's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

               (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

               (ii) one of the following:

                    (1) remaining as Stockholders of the Corporation and preserving their interests therein on the same terms and conditions as existed previously; or

                    (2) receiving cash in an amount equal to the Stockholder's pro rata share of the appraised value of the Net Assets of the Corporation.

          (b) The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

               (i) that would result in the Stockholders having voting and other rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.5, 8.6, 8.7 and 12.1;

               (ii) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

               (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6; or

               (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Stockholders.

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
                                   ARTICLE XV

                              DISTRIBUTIONS IN KIND

     Section 15.1. We do not intend to make distributions-in-kind, except for:

          (a) distributions of readily marketable securities;

          (b) distributions of beneficial interests in a liquidating trust established for the Corporation's dissolution and the liquidation of the Corporation's assets in accordance with the terms of the Maryland General Corporations Law; or

          (c) distributions of property which meet all of the following conditions:

               (i) the Corporation's board of directors advises each stockholder of the risks associated with direct ownership of the property;

               (ii) the Corporation's board of directors offers each stockholder the election of receiving in-kind property distributions; and

               (iii) the Corporation's board of directors distributes in-kind property only to those stockholders who accept the directors' offer.



                                   ARTICLE XVI

                             DURATION OF THE COMPANY

     Section 16.1. Term. Subject to Section 14.1 if, before August 29, 2017 the Corporation's Common Stock is not Listed or the Corporation has not merged with an entity whose shares are so listed or quoted, the Corporation shall submit for a vote of the Stockholders at the next annual meeting a proposal to liquidate all of the Real Estate Assets in an orderly fashion and distribute the net proceeds to the Stockholders.

                                      * * *

          THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the Charter.

          FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the Charter.

          SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.

          SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of August, 2008.

                                        SHOPOFF PROPERTIES TRUST, INC.


                                        By: /s/ William A. Shopoff
                                            ------------------------------------
                                            President


ATTEST:

/s/ Kevin M. Bridges
-------------------------------------
Secretary

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